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                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated March 31, 2001, accompanying the consolidated financial statements included in Form 10-KSB of USABancShares.com, Inc. for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of USABancShares.com, Inc. on Forms S-8 (File No. 333-84135, effective July 30, 1999, and File No. 333-68955, effective December 15, 1998).

GRANT THORNTON LLP


Philadelphia, Pennsylvania
March 31, 2001